CONFLICT MINERALS REPORT OF RUCKUS WIRELESS, INC.
FOR THE REPORTING PERIOD FROM JANUARY 1, 2015 TO DECEMBER 31, 2015

Background

This Conflict Minerals Report of Ruckus Wireless, Inc. (“Ruckus”) for calendar year 2015 (the “Reporting Period”) has been prepared in accordance with Rule 13p-1 and Form SD under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and adjoining countries, which currently include the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

If Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by a company, the company is required to conduct a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals in those products originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. If, as a result of the RCOI, a company has reason to believe that any of the necessary Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the company must perform due diligence on the Conflict Minerals’ source and chain of custody.

As described in this Report, certain of Ruckus’ operations contract to manufacture products and Conflict Minerals are necessary to the functionality or production of those products.

Company Overview

Ruckus is a global supplier of advanced Wi-Fi solutions. Ruckus’ solutions, referred to as Smart Wi-Fi, are used by service providers and enterprises to solve a range of network capacity, coverage and reliability challenges associated with increasing wireless traffic demands created by the growth in the number of users equipped with more powerful smart wireless devices and using increasingly data rich applications and services. Ruckus markets and sells its products and technology directly and indirectly through a vast network of channel partners to a variety of service providers and enterprises around the world. Ruckus’ Smart Wi-Fi solutions offer features and functionalities such as enhanced reliability, consistent performance, extended range, and massive scalability. Ruckus’ products include high capacity controllers, indoor and outdoor access points, wireless bridges, controller software platforms, software management solutions including reporting and analytics and unique Wi-Fi-related cloud services, such as location-based positioning, and certificate-based security and onboarding of Wi-Fi devices. These hardware and software products and cloud services incorporate various elements of Ruckus’ proprietary technologies, including Smart Radio, SmartCast, SmartMesh and Smart Scaling, to enable high performance in a variety of challenging operating environments.

Description of the Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Ruckus; and (iii) for which the manufacture was completed during calendar year 2015. These products, which are referred to in this Report collectively as the “Covered Products,” are the following: SmartZone controllers, ZoneDirector controllers, ZoneFlex access points, Unleashed access points and Xclaim access points.

Supply Chain Overview

All of Ruckus’ products are either manufactured by contract manufacturers or otherwise purchased by Ruckus from third parties for resale. As a purchaser, Ruckus is many steps removed from the mining of Conflict Minerals; Ruckus does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing in the Covered Countries. Ruckus’ supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals. In this regard, Ruckus does not purchase the Conflict Minerals directly from mines, smelters or refiners. As explained further below, Ruckus must therefore rely on its contract manufacturers and suppliers to provide information regarding the origin of the Conflict Minerals in the Covered Products.

Reasonable Country-of-Origin Inquiry

Ruckus has conducted a good faith RCOI regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “Necessary Conflict Minerals”). This RCOI was reasonably designed to determine whether any of the Necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. The RCOI comprised the conduct described under the caption “Description of Due Diligence Measures -- Identify and Assess Risk in the Supply Chain” below. Because, as a result of the RCOI, Ruckus knows or has reason to believe that a portion of its Necessary Conflict Minerals originated or may have originated in the “Covered Countries” and knows or has reason to believe that those Necessary Conflict Minerals may not be from recycled or scrap sources, Ruckus also performed due diligence on the source and chain of custody of the Necessary Conflict Minerals to seek to determine whether or not the Covered Products were “DRC conflict free” (i.e., that the Necessary Conflict Minerals in the Covered Products either came from recycled or scrap sources or did not directly or indirectly finance or benefit armed groups in the Covered Countries).

Due Diligence Performed

Design of Due Diligence

Ruckus designed its due diligence measures to be in conformity with, in all material respects, the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Framework”), consistent with Ruckus’ position as a downstream company. Ruckus integrated the five-step OECD Framework into its due diligence measures as described below.

Description of Due Diligence Measures

Ruckus’ due diligence measures performed with respect to Covered Products included the following:

1.	OECD Step 1 - Establish Strong Company Management Systems

Conflict Minerals policy. Ruckus adopted a policy statement regarding Conflict Minerals that outlines its commitment to sourcing products from suppliers that conduct business in a socially responsible and ethical manner. This statement is available on Ruckus’ website at www.ruckuswireless.com under “Investors - Corporate Governance,” and contract manufacturers and suppliers are expected to follow this policy and provide Ruckus with conflict-free parts and products. In addition, in connection with Ruckus’ outreach described below, a letter communicating Ruckus’ commitment to sourcing responsibly was sent to contract manufacturers and suppliers.

Conflict Minerals team. Ruckus formed a committee consisting of individuals from the operations team as well as the legal team to review Ruckus’ supply chain for Conflict Minerals. The committee met periodically over the course of 2015 and into 2016 to review Ruckus’ supply chain for Conflict Minerals for 2015. The executive team at Ruckus had oversight responsibility for the work done by the committee and fully supported the committee’s efforts. The committee reported to the executive team as needed. Committee members have been trained regarding the Rule, Conflict Minerals and properly reviewing and validating supplier responses, and consulted with outside advisors regarding certain aspects of Ruckus’ efforts to comply with the Rule. In addition, Ruckus engaged a third-party service provider (Source Intelligence) to, among other things: assist the committee with management of supplier engagement; collect, process and store data from supplier responses through its online platform; work with the committee to review and validate supplier responses; and enhance the committee’s quality assurance processes by helping to identify and resolve quality control flags. As discussed in more detail below, the committee worked collaboratively with Source Intelligence in connection with its due diligence efforts.

System of controls and transparency. In addition, in an effort to enhance its due diligence processes and improve the accuracy and completeness of supplier data, the committee worked with Source Intelligence to agree on and document internal standard operating procedures for scoping suppliers, conducting supplier outreach and follow-up, reviewing supplier responses, escalating to the committee issues related to non-responsive suppliers and data quality control and addressing such issues. Source Intelligence maintained an online data collection platform for Ruckus including the status of supplier outreach, records of supplier responses, validation of responses, and information relating to quality control efforts. The committee regularly reviewed and monitored the online platform and collaborated with Source Intelligence throughout the due diligence process, including via weekly meetings.

Strengthen engagement with suppliers. To help suppliers understand Ruckus’ expectations and its due diligence and disclosure obligations under the Rule, and to facilitate supplier responsiveness to Ruckus’ inquiry, Ruckus provided suppliers with background information about the Rule. In addition, suppliers were offered access to an online “Supplier Resource Center” maintained by Source Intelligence that included tools to facilitate a deeper understanding of Ruckus’ compliance program and why the information was being requested, including links to multi-lingual training materials and other informational resources. Representatives of Source Intelligence also offered assistance to suppliers over the phone as needed in connection with the follow-up outreach described below.

Establish a company grievance mechanism. Ruckus maintains a whistleblower hotline that is available to report, confidentially and anonymously, violations of company policies or other illegal or unethical behavior, online at www.ruckuswireless.ethicspoint.com or by phone at (888) 581-2151 (a toll-free number for calls from outside of the United States or Canada can be obtained by visiting www.ruckuswireless.ethicspoint.com). Concerned parties who wish to report information regarding Ruckus’ sourcing and use of Conflict Minerals in its products can do so through this existing hotline.

2.	OECD Step 2 - Identify and Assess Risk in the Supply Chain

To identify risks in Ruckus’ supply chain, the committee relied on contract manufacturers and suppliers to provide information on the origin of the Conflict Minerals contained in components that are included in the Covered Products. The committee engaged Source Intelligence to ask each contract manufacturer of the Covered Products, as well as all component suppliers on Ruckus’ approved vendor list for such products (but excluding packaging, documentation and labeling suppliers) to complete the Conflict Minerals Reporting Template (“Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (“EICC-GeSI”). Ruckus considered these contract manufacturers and suppliers to be “in scope” for purposes of its assessment.

The Template provided a standardized method for Ruckus to use in the collection of representations, statements and data from Ruckus’ contract manufacturers and suppliers related to the presence, use, source and chain of custody of the Conflict Minerals in supplier parts that are incorporated in the Covered Products. The Template requested contract manufacturers and suppliers to include the country of origin of any Conflict Minerals and the facilities used to process these minerals. Suppliers were asked to provide information specific to the particular products they supply to Ruckus and to identify materials down to the smelter and mine. Ruckus accepted information at a more general scope (i.e., at division- or company-level) only where the supplier certified that it was unable to provide a product-specific declaration and indicated a reason.

The collection process included an introductory email from Ruckus to all of its contract manufacturers and in-scope suppliers describing the compliance requirements and identifying Source Intelligence as its partner in the process. Source Intelligence then followed up with instructions for accessing the online data collection platform, and requesting completion of the Template. Multiple reminder emails were sent to non-responsive suppliers requesting survey completion. Source Intelligence then contacted suppliers that remained unresponsive by telephone (sometimes, on multiple occasions) to confirm contact information, remind the supplier about the information request and offer assistance. Ruckus’ system protocol then required escalation to Ruckus, after which the committee would then engage in direct follow-up with these suppliers. The committee monitored the status of Source Intelligence’s outreach and supplier responses through information made available via the online platform, and requested additional follow-up or engaged in direct follow-up as appropriate.

Source Intelligence reviewed supplier responses and validated the information against its smelter/refiner database, identifying (a) smelters and refiners that have been verified as metal processors (based on information from the CFSI, U.S. Department of Commerce, or Source Intelligence’s internet research and direct smelter outreach), (b) which companies are known to Source Intelligence to be exclusive recyclers, and (c) DRC conflict-free certification status. Source Intelligence evaluated supplier responses for plausibility, consistency, and gaps in information, and sent additional follow-up emails to suppliers in order to request clarification or additional information or otherwise address quality control flags. The committee reviewed Source Intelligence’s quality control process through information made available via the online platform.

Source Intelligence compared the list of verified smelters and refiners against lists of smelters or refiners that have been certified as conflict-free by independent third-party audit programs, specifically the Conflict Free-Smelter Program (“CFSP”) developed by the CFSI, the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification.

3.	OECD Step 3 - Design and Implement a Strategy to Respond to Risk

Ruckus determines on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence efforts, including where suppliers do not cooperate or ultimately, notwithstanding encouragement from Ruckus, do not source from smelters or refiners that have been designated as “conflict free” by an independent, third-party auditor. Potential outcomes under this risk mitigation strategy include continuing to work with the supplier while risks are addressed, suspending the relationship on a temporary basis while risk mitigation is pursued or discontinuing the relationship with the supplier where risk mitigation efforts have failed. Under this risk mitigation strategy, to the extent that risks that require mitigation are identified, if applicable, the committee will adopt procedures for supplier training, monitoring and tracking the performance of the risk mitigation efforts and reporting these efforts back to members of the executive team as appropriate. Under these procedures, the committee also will take additional factors into consideration including supplier size and capabilities, whether alternatives are available and Ruckus’ dependence on the supplier.

4.	OECD Step 4 - Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As Ruckus has no direct relationship with smelters or refiners in its supply chain, it did not perform or direct audits of these entities within its supply chain. As an alternative, the committee relied on Source Intelligence’s review of publicly available data collected and published by independent third-party audit programs, namely the CFSP, the LBMA Good Delivery Program and the RJC Chain-of Custody Certification. These independent third-party audit programs evaluate smelter and refiner procurement activities and determine whether the smelter or refiner demonstrated that it has systems and controls in place to ensure that all materials it processed originated from conflict-free sources.

5.	OECD Step 5 - Report on Supply Chain Due Diligence

As required under the Rule, Ruckus has filed its Form SD, which contains this Report as an exhibit, with the SEC for the reporting period commencing January 1, 2015 and ending December 31, 2015. Ruckus expects to report annually, as required by the Rule, and has posted this Report on its website.

Due Diligence Outcome

As of the date of this Report, Ruckus has received responses from 308 out of 310 (99%) contract manufacturers and in-scope suppliers that were contacted in connection with its due diligence process. The committee continues to follow up with 52 in-scope suppliers for more complete or accurate information.

Given that not all smelters identified by our suppliers were certified as “conflict free” by an independent third-party audit program, and that a number of supplier responses regarding the sources of raw materials for the Covered Products were determined to be uncertain or unknown (including because some suppliers were only able to provide responses at the company-level rather than information specific to Ruckus products), Ruckus was unable to precisely determine whether or not all supplier parts in its supply chain for the Covered Products contain necessary Conflict Minerals from the Covered Countries or, in the alternative, utilized Conflict Minerals in their manufacture that either financed or benefited, directly or indirectly, armed groups in the Covered Countries. As such, Ruckus’ due diligence in 2015 found that Ruckus products containing or utilizing Conflict Minerals are DRC conflict undeterminable.

The statements above are based on the RCOI process and due diligence performed in good faith by Ruckus. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect this Report. These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers or third-party service providers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict-free smelter audits, Covered Countries' sourced materials being declared secondary materials, companies’ not continuing in business in 2015 or 2016, certification programs that are not equally advanced for all industry segments and metals, and smuggling of the Conflict Minerals to countries beyond the Covered Countries.

Identified Smelters and Refiners

While nearly half of Ruckus’ contract manufacturers and suppliers provided information for the particular products they supply to Ruckus, the remainder provided this information on a division or company-wide basis. When the contract manufacturers and suppliers provided product-level information, Ruckus has listed in Schedule 1 of this Report the smelters or refiners identified. However, when the contract manufacturers and suppliers provided only division or company-level information, Ruckus determined that it did not have sufficient information to reasonably identify the particular smelter or refiner that processed the Conflict Minerals contained in the particular type of component in the Covered Products, and thus did not include the smelters or refiners in Schedule 1. In addition, the smelters and refiners listed on Schedule 1 include only those reported entities that Source Intelligence was able to verify as a known smelter or refiner. Based solely on information provided by suppliers and the CFSP, LBMA Good Delivery Program and the RJC Chain-of-Custody Certification, of the 293 smelters and refiners identified on Schedule 1, 203 have been certified as “conflict free” by at least one of these independent third-party audit programs, and an additional 15 are actively moving through the certification process or have committed to undergo an audit.

Identified Countries of Origin of Necessary Conflict Minerals

When the contract manufacturers or suppliers provided product-level information, Ruckus has listed in Schedule 2 of this Report the countries of origin of the Necessary Conflict Minerals. Where a Covered Country was identified as the country of origin, Ruckus confirmed that the identified smelter or refiner was either certified as “conflict-free” by an independent third-party audit program, actively moving through the certification process or had committed to undergo an audit.

Efforts to Determine Mine or Location of Origin

Ruckus’ efforts to determine the mines or locations of origin of the Necessary Conflict Minerals with the greatest possible specificity included the use of the RCOI and due diligence measures described above.

Future Due Diligence and Risk Mitigation

Ruckus expects to take the following steps, among others, to continue to improve the due diligence conducted and to further mitigate the risk that the Necessary Conflict Minerals in Ruckus’ products benefit armed groups in the Covered Countries, including:

1. Ruckus intends to continue to work with contract manufacturers and suppliers that provided incomplete or insufficient information, or were unresponsive to the information request, in an effort to obtain more complete and accurate information in 2016.

2. Ruckus intends to continue to request that contract manufacturers and suppliers complete the Templates by providing product- or component-specific information and provide responses that identify materials down to the smelter and mine.

3. Ruckus intends to further develop, refine and implement its risk mitigation strategy for supply chain risks identified in the course of its due diligence.

4. In connection with Ruckus’ 2016 Conflict Minerals reporting, Ruckus plans to continue to engage a third-party service provider to assist with data collection, facilitating supplier outreach efforts and tracking and analyzing supplier responses through an online platform.

Cautionary Note on Forward-looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Report, including without limitation, statements regarding the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially and adversely from those anticipated or implied which include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on Source Intelligence’s and Ruckus’ ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, and the other risks identified above under the Caption “Due Diligence Outcome.” Ruckus undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Schedule 1

Smelter and Refiner Information

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold (Au)	Advanced Chemical Company	United States
Gold (Au)	Aida Chemical Industries Co., Ltd.	Japan
Gold (Au)	Aktyubinsk Copper Company TOO	Kazakhstan
Gold (Au)	Al Etihad Gold	United Arab Emirates
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold (Au)	Argor-Heraeus SA	Switzerland
Gold (Au)	Asahi Pretec Corporation	Japan
Gold (Au)	Asahi Refining Canada Limited	Canada
Gold (Au)	Asahi Refining USA Inc.	United States
Gold (Au)	Asaka Riken Co., Ltd.	Japan
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold (Au)	Aurubis AG	Germany
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold (Au)	Bauer Walser AG	Germany
Gold (Au)	Boliden AB	Sweden
Gold (Au)	C. Hafner GmbH + Co. KG	Germany
Gold (Au)	Caridad	Mexico
Gold (Au)	CCR Refinery - Glencore Canada Corporation	Canada
Gold (Au)	Cendres + Métaux SA	Switzerland
Gold (Au)	Chimet S.p.A.	Italy
Gold (Au)	Chugai Mining	Japan
Gold (Au)	Daejin Indus Co., Ltd.	South Korea
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	China
Gold (Au)	DODUCO GmbH	Germany
Gold (Au)	Dowa	Japan
Gold (Au)	DSC (Do Sung Corporation)	South Korea
Gold (Au)	Eco-System Recycling Co., Ltd.	Japan
Gold (Au)	Elemetal Refining, LLC	United States
Gold (Au)	Emirates Gold DMCC	United Arab Emirates
Gold (Au)	Faggi Enrico S.p.A.	Italy
Gold (Au)	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold (Au)	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold (Au)	Geib Refining Corporation	United States
Gold (Au)	Guangdong Gaoyao Co	China
Gold (Au)	Guangdong Jinding Gold Limited	China
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold (Au)	Heimerle + Meule GmbH	Germany
Gold (Au)	Heraeus Ltd. Hong Kong	China
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	China
Gold (Au)	Hwasung CJ Co. Ltd	South Korea
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold (Au)	Ishifuku Metal Industry Co., Ltd.	Japan
Gold (Au)	Istanbul Gold Refinery	Turkey
Gold (Au)	Japan Mint	Japan
Gold (Au)	Jiangxi Copper Company Limited	China
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold (Au)	JSC Uralelectromed	Russia
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold (Au)	Kaloti Precious Metals	United Arab Emirates
Gold (Au)	Kazakhmys plc	Kazakhstan
Gold (Au)	Kazzinc	Kazakhstan
Gold (Au)	Kennecott Utah Copper LLC	United States
Gold (Au)	KGHM Polska Miedž Spółka Akcyjna	Poland
Gold (Au)	Kojima Chemicals Co., Ltd.	Japan
Gold (Au)	Korea Metal Co. Ltd	South Korea
Gold (Au)	Korea Zinc Co. Ltd.	South Korea
Gold (Au)	Kyrgyzaltyn JSC	Kyrgyzstan
Gold (Au)	L' azurde Company For Jewelry	Saudi Arabia
Gold (Au)	Lingbao Gold Company Ltd.	China
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold (Au)	LS-NIKKO Copper Inc.	South Korea
Gold (Au)	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold (Au)	Materion	United States
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan
Gold (Au)	Metahub Industries Sdn. Bhd.	Malaysia
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	China
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold (Au)	Metalor Technologies (Suzhou) Co Ltd	China
Gold (Au)	Metalor Technologies SA	Switzerland
Gold (Au)	Metalor USA Refining Corporation	United States
Gold (Au)	METALLJRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold (Au)	Mitsubishi Materials Corporation	Japan
Gold (Au)	Mitsui Mining & Smelting	Japan
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	India
Gold (Au)	Morris and Watson	New Zealand
Gold (Au)	Moscow Special Alloys Processing Plant	Russia
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Åž.	Turkey
Gold (Au)	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold (Au)	Nihon Material Co., Ltd.	Japan
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia
Gold (Au)	OJSC Kolyma Refinery	Russia
Gold (Au)	OJSC Novosibirsk Refinery	Russia
Gold (Au)	PAMP SA	Switzerland
Gold (Au)	Penglai Penggang Gold Industry Co Ltd	China
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	Russia
Gold (Au)	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold (Au)	PX Prcinox SA	Switzerland
Gold (Au)	Rand Refinery (Pty) Ltd.	South Africa

Gold (Au)	Republic Metals Corporation	United States
Gold (Au)	Royal Canadian Mint	Canada
Gold (Au)	Sabin Metal Corp.	United States
Gold (Au)	Samduck Precious Metals	South Korea
Gold (Au)	SAMWON METALS Corp.	South Korea
Gold (Au)	SAXONIA Edelmetalle GmbH	Germany
Gold (Au)	Schone Edelmetaal B.V.	Netherlands
Gold (Au)	SEMPSA Joyería Platería SA	Spain
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold (Au)	Singway Technology Co., Ltd.	Taiwan
Gold (Au)	So Accurate Group, Inc.	United States
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan
Gold (Au)	Sudan Gold Refinery	Sudan
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan
Gold (Au)	T.C.A S.p.A	Italy
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold (Au)	The Great Wall Gold and Silver Refinery of China	China
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold (Au)	Tokuriki Honten Co., Ltd.	Japan
Gold (Au)	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold (Au)	Torecom	South Korea
Gold (Au)	Umicore Brasil Ltda.	Brazil
Gold (Au)	Umicore Precious Metals Thailand	Thailand
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold (Au)	United Precious Metal Refining, Inc.	United States
Gold (Au)	Valcambi SA	Switzerland
Gold (Au)	Western Australian Mint trading as The Perth Mint	Australia
Gold (Au)	WIELAND Edelmetalle GmbH	Germany
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	Japan
Gold (Au)	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Gold (Au)	Yokohama Metal Co., Ltd.	Japan
Gold (Au)	Yunnan Copper Industry Co Ltd	China
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold (Au)	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum (Ta)	Avon Specialty Metals Ltd	United Kingdom
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	China
Tantalum (Ta)	D Block Metals, LLC	United States
Tantalum (Ta)	Duoluoshan	China
Tantalum (Ta)	Exotech Inc.	United States
Tantalum (Ta)	F&X Electro-Materials Ltd.	China
Tantalum (Ta)	FIR Metals & Resource Ltd.	China
Tantalum (Ta)	Global Advanced Metals Aizu	Japan
Tantalum (Ta)	Global Advanced Metals Boyertown	United States
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum (Ta)	H.C. Starck Co., Ltd.	Thailand
Tantalum (Ta)	H.C. Starck GmbH Goslar	Germany

Tantalum (Ta)	H.C. Starck GmbH Laufenburg	Germany
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	Germany
Tantalum (Ta)	H.C. Starck Inc.	United States
Tantalum (Ta)	H.C. Starck Ltd.	Japan
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	United States
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	China
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	KEMET Blue Metals	United States
Tantalum (Ta)	Kemet Blue Powder	United States
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	China
Tantalum (Ta)	LSM Brasil S.A.	Brazil
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	India
Tantalum (Ta)	Mineração Taboca S.A.	Brazil
Tantalum (Ta)	Molycorp Silmet A.S.	Estonia
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum (Ta)	Plansee SE Liezen	Austria
Tantalum (Ta)	Plansee SE Reutte	Austria
Tantalum (Ta)	QuantumClean	United States
Tantalum (Ta)	Resind Indústria e Comércio Ltda.	Brazil
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum (Ta)	Solikamsk Magnesium Works OAO	Russia
Tantalum (Ta)	Taki Chemicals	Japan
Tantalum (Ta)	Telex Metals	United States
Tantalum (Ta)	Tranzact, Inc.	United States
Tantalum (Ta)	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum (Ta)	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum (Ta)	Zhuzhou Cemented Carbide	China
Tin (Sn)	Alpha	United States
Tin (Sn)	An Thai Minerals Company Limited	Vietnam
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin (Sn)	China Tin Group Co., Ltd.	China
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin (Sn)	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin (Sn)	CV Ayi Jaya	Indonesia
Tin (Sn)	CV Gita Pesona	Indonesia
Tin (Sn)	CV Serumpun Sebalai	Indonesia
Tin (Sn)	CV United Smelting	Indonesia
Tin (Sn)	CV Venus Inti Perkasa	Indonesia
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin (Sn)	Elmet S.L.U. (Metallo Group)	Spain
Tin (Sn)	EM Vinto	Bolivia
Tin (Sn)	Estanho de Rondônia S.A.	Brazil
Tin (Sn)	Feinhutte Halsbrucke GmbH	Germany
Tin (Sn)	Fenix Metals	Poland

Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	China
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin (Sn)	Gejiu Zi-Li	China
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin (Sn)	Linwu Xianggui Smelter Co	China
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin (Sn)	Malaysia Smelting Corporation (MSC)	Malaysia
Tin (Sn)	Melt Metais e Ligas S/A	Brazil
Tin (Sn)	Metallic Resources, Inc.	United States
Tin (Sn)	Metallo-Chimique N.V.	Belgium
Tin (Sn)	Minsur	Peru
Tin (Sn)	Nankang Nanshan Tin Co., Ltd.	China
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin (Sn)	Novosibirsk Integrated Tin Works	Russia
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines
Tin (Sn)	Operaciones Metalurgical S.A.	Bolivia
Tin (Sn)	Phoenix Metal Ltd	Rwanda
Tin (Sn)	PT Alam Lestari Kencana	Indonesia
Tin (Sn)	PT Aries Kencana Sejahtera	Indonesia
Tin (Sn)	PT Artha Cipta Langgeng	Indonesia
Tin (Sn)	PT ATD Makmur Mandiri Jaya	Indonesia
Tin (Sn)	PT Babel Inti Perkasa	Indonesia
Tin (Sn)	PT Bangka Kudai Tin	Indonesia
Tin (Sn)	PT Bangka Prima Tin	Indonesia
Tin (Sn)	PT Bangka Timah Utama Sejahtera	Indonesia
Tin (Sn)	PT Bangka Tin Industry	Indonesia
Tin (Sn)	PT Belitung Industri Sejahtera	Indonesia
Tin (Sn)	PT BilliTin Makmur Lestari	Indonesia
Tin (Sn)	PT Bukit Timah	Indonesia
Tin (Sn)	PT Cipta Persada Mulia	Indonesia
Tin (Sn)	PT DS Jaya Abadi	Indonesia
Tin (Sn)	PT Eunindo Usaha Mandiri	Indonesia
Tin (Sn)	PT Fang Di MulTindo	Indonesia
Tin (Sn)	PT Inti Stania Prima	Indonesia
Tin (Sn)	PT Justindo	Indonesia
Tin (Sn)	PT Karimun Mining	Indonesia
Tin (Sn)	PT Mitra Stania Prima	Indonesia
Tin (Sn)	PT Panca Mega Persada	Indonesia
Tin (Sn)	PT Pelat Timah Nusantara Tbk	Indonesia
Tin (Sn)	PT Prima Timah Utama	Indonesia
Tin (Sn)	PT Refined Bangka Tin	Indonesia
Tin (Sn)	PT Sariwiguna Binasentosa	Indonesia
Tin (Sn)	PT Seirama Tin investment	Indonesia
Tin (Sn)	PT Stanindo Inti Perkasa	Indonesia
Tin (Sn)	PT Sukses Inti Makmur	Indonesia
Tin (Sn)	PT Sumber Jaya Indah	Indonesia
Tin (Sn)	PT Timah (Persero) Tbk Kundur	Indonesia
Tin (Sn)	PT Timah (Persero) Tbk Mentok	Indonesia

Tin (Sn)	PT Tinindo Inter Nusa	Indonesia
Tin (Sn)	PT Tirus Putra Mandiri	Indonesia
Tin (Sn)	PT Tommy Utama	Indonesia
Tin (Sn)	PT WAHANA PERKIT JAYA	Indonesia
Tin (Sn)	Rui Da Hung	Taiwan
Tin (Sn)	Soft Metais Ltda.	Brazil
Tin (Sn)	Thaisarco	Thailand
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin (Sn)	VQB Mineral and Trading Group JSC	Vietnam
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin (Sn)	Yunnan Tin Group (Holding) Company Limited	China
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	China
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten (W)	Global Tungsten & Powders Corp.	United States
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten (W)	H.C. Starck GmbH	Germany
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Hydrometallurg, JSC	Russia
Tungsten (W)	Japan New Metals Co., Ltd.	Japan
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten (W)	Kennametal Fallon	United States
Tungsten (W)	Kennametal Huntsville	United States
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten (W)	Niagara Refining LLC	United States
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten (W)	Pobedit, JSC	Russia
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten (W)	Wolfram Bergbau und Hütten AG	Austria
Tungsten (W)	Xiamen Tungsten Co., Ltd.	China

Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Schedule 2

Country of Origin of Conflict Minerals Information

Australia
Belgium
Bolivia
Brazil
Canada
Chile
China
Democratic Republic of the Congo
Ethiopia
Germany
Guyana
Hong Kong
India
Indonesia
Japan
Malaysia
Mexico
Mozambique
Namibia
Peru
Philippines
Poland
Portugal
Russia
Rwanda
Sierra Leone
South Africa
South Korea
Spain
Suriname
Switzerland
Thailand
United States
Zimbabwe